Exhibit 99.1

Immediate Release
Contact
Patrick Nolan
248.754.0884

BORGWARNER ANNOUNCES THREE YEAR NET NEW BUSINESS BACKLOG
SUPPORTING 5% TO 6% ORGANIC GROWTH OVER MARKET

Auburn Hills, Michigan, February 14, 2019 – BorgWarner Inc. (NYSE: BWA), a global leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles, today announced its three-year net new business backlog of $2.0 billion to $2.4 billion.

Three-Year Net New Business Backlog
The company expects its net new business backlog to drive organic growth over market of 5.0% - 6.0% for 2019 through 2021:

•	Net new business within a range of $430 million to $580 million in 2019, $750 million to $875 million in 2020 and $800 million to $950 million in 2021.

•	Asia, the Americas and Europe are expected to account for approximately 60%, 25% and 15%, respectively, of the total net new business backlog over the three-year period.

o	Approximately 50% is expected in China.

•
The net new business backlog represents growth across all propulsion categories with combustion, hybrid and electric vehicles expected to account for approximately 20%, 70% and 10%, respectively, of the total net new business backlog over the three-year period.

Exhibit 99.1

About BorgWarner
BorgWarner Inc. (NYSE: BWA) is a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. With manufacturing and technical facilities in 68 locations in 19 countries, the company employs approximately 30,000 worldwide. For more information, please visit borgwarner.com.
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Statements in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management’s current outlook, expectations, estimates and projections. Words such as “anticipates,” “believes,” “continues,” “could,” “designed,” “effect,” “estimates,” “evaluates,” “expects,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” variations of such words and similar expressions are intended to identify such forward-looking statements.

Statements in this press release rely on assumptions in our three year net new business backlog. Our three year net new business backlog reflects anticipated net new business from formally awarded new programs less lost and discontinued programs. The calculation of the three year net new business backlog does not reflect customer price reductions on existing or newly awarded programs. The three year net new business backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

Forward-looking statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. These risks and uncertainties, among others, include: our dependence on automotive and truck production, both of which are highly cyclical; our reliance on major OEM customers; commodities availability and pricing; supply disruptions; fluctuations in interest rates and foreign currency exchange rates; availability of credit; our dependence on key management; our dependence on information systems; the uncertainty of the global economic environment; the outcome of existing or any future legal proceedings, including litigation with respect to various claims; and future changes in laws and regulations, including by way of example, tariffs, in the countries in which we operate, as well as other risks noted in reports that we file with the Securities and Exchange Commission, including the Risk Factors identified in our most recently filed Annual Report on Form 10-K/A. We do not undertake any obligation to update or announce publicly any updates to or revision to any of the forward-looking statements.